Exhibit 5.2

Advocaten Notarissen Belastingadviseurs

To the Dutch Issuer, the Foreign Issuers and the Guarantor (as defined below)	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 21 March 2022	N.K.Biegman E niek.biegman@debrauw.com T +44 20 7562 4361 F +44 20 7562 4360
Our ref. M38667944/1/20704470/AG

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of debt securities issued by the Dutch Issuer and the Foreign Issuers and guaranteed by the Guarantor

1	INTRODUCTION

De Brauw Blackstone Westbroek N.V. (“De Brauw”, “we”, “us” and “our”, as applicable) acts as Dutch legal adviser to the Companies in connection with the Registration.

Certain terms used in this opinion are defined in the Annex 1 (Definitions).

2	DUTCH LAW

This opinion (including all terms used in it) is to be construed in accordance with Dutch law. It is limited to Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in effect on the date of this opinion and accordingly, we do not express any opinion on other matters such as (i) matters of fact, (ii) the commercial and non-legal aspects of the Registration, and (iii) the correctness of any representation or warranty included in the Registration.

3	SCOPE OF INQUIRY

We have examined the following documents:

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw

Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District

Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(a)	A copy of:

(i)	the Registration Statement; and

(ii)	the form of Indenture filed as an exhibit to the Registration Statement, including the Guarantee.

(b)	A copy of:

(i)	each Company’s deed of incorporation and (or including) its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)	the Board Regulations; and

(iii)	each Trade Register Extract.

(c)	A copy of:

(i)	each Corporate Resolution;

(ii)	each Board Certificate; and

(iii)	each Power of Attorney.

We have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. Our examination has been limited to the text of the documents and we have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	ASSUMPTIONS

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature, including each Electronic Signature, is the genuine signature of the individual concerned; and

(iii)

in relation to any Electronic Signature (other than any qualified electronic signature (elektronische gekwalificeerde handtekening)), the signing method used for that Electronic Signature is sufficiently reliable, taking into account the purpose for which that Electronic Signature was used and all other circumstances.

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(b)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(c)	The Indenture, including the Guarantee, will have been entered into in the form referred to in this opinion without material deviation.

(d)

(i)	The Board Regulations remain in force without modification.

(ii)	No advice from any works council is required in respect of any Company’s filing of the Registration Statement under the Works Councils Act (Wet op de ondernemingsraden) or otherwise.

(e)

(i)

The Indenture, including the Guarantee, will have been validly entered into by each party other than each Company expressed to be a party to it and all Dutch Issuer Securities will have been validly issued.

(ii)	Where required, the Dutch Securities will have been validly authenticated in accordance with the Indenture.

(iii)

Each Power of Attorney remains in force without modification and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign the Indenture, including the Guarantee, on behalf of the Company under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney.

(f)

When validly signed by all parties, the Indenture, including the Guarantee, and the Dutch Issuer Securities are valid and binding on and enforceable against each party under New York Law by which they are expressed to be governed.

(g)	The Dutch Issuer and the Foreign Issuers are wholly owned subsidiaries of the Guarantor.

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5	OPINION

Based on the documents and confirmations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to us, we are of the following opinion:

(a)

Each Company has been incorporated and exists as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) or, in case of the Guarantor, a public limited liability company (naamloze vennootschap).

(b)

(iv)

Each Company has the corporate power to enter into and perform the Indenture and, in the case of the Guarantor, to enter into and perform the Guarantee, and, in the case of the Dutch Issuer, to issue and perform the Dutch Issuer Securities.

(v)

Each Company has taken all necessary corporate action to authorise its entry into and performance of the Indenture and, in the case of the Guarantor, to enter into and perform the Guarantee, and, in the case of the Dutch Issuer, to issue and perform the Dutch Issuer Securities.

(vi)	Each Company has validly signed the Registration Statement.

(c)

Each Company’s entry into and performance of the Indenture, and, in the case of the Guarantor, its entry into and performance of the Guarantee, and, in the case of the Dutch Issuer, the issue and performance of the Dutch Issuer Securities do not violate Dutch law or its articles of association.

(d)	When issued, the Dutch Issuer Securities will have been validly issued.

(e)

(i)	The choice of New York Law as the governing law of the Indenture, including the Guarantee, and the Dutch Issuer Securities is recognised.

(ii)

Dutch law does not restrict the validity and binding effect on and enforceability against each Company of the Indenture and, in the case of the Guarantor, the Guarantee, and, in the case of the Dutch Issuer, the Dutch Issuer Securities.

(f)

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(i)	The validity and binding effect on and enforceability against the Dutch Issuer of the submission to the jurisdiction of the New York Court in the Indenture, including the Guarantee:

(A)	under Dutch private international law are likely governed by New York Law; and

(B)	are not restricted by Dutch law.

(ii)

A judgment in a civil or commercial matter rendered by a New York Court cannot be enforced in the Netherlands. However, if a person has obtained a final judgment without appeal in such a matter rendered by a New York Court which is enforceable in New York and files his claim with a Dutch court with jurisdiction, the Dutch court will generally recognise and give effect to the judgment insofar as it finds that (i) the jurisdiction of the court has been based on an internationally generally accepted ground, (ii) proper legal procedures have been observed, (iii) the judgment does not contravene Dutch public policy, and (iv) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognised in the Netherlands.

6	QUALIFICATIONS

This opinion is subject to the following qualifications:

(a)

This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) any other collective judicial or administrative proceeding in any jurisdiction pursuant to a law relating to insolvency, (d) other rules regulating conflicts between rights of creditors, or (e) intervention and other measures in relation to financial enterprises or their affiliated entities.

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(b)	The recognition of New York Law as the governing law of the Indenture, including the Guarantee, and the Dutch Issuer Securities:

(i)

will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the Indenture, including the Guarantee, was entered into or the Dutch Issuer Securities were issued (other than the choice of New York Law as the governing law of the Indenture, including the Guarantee, or the Dutch Issuer Securities) are located in one or more Member States of the European Union;

(ii)

(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)

will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(c)

The binding effect and enforceability of the submission to the jurisdiction of the New York Court are subject to limited exceptions, including any applicable exceptions under the Brussels I Regulation and the Lugano Convention.

(d)	Enforcement in the Netherlands of the Indenture, including the Guarantee, and the Dutch Issuer Securities is subject to Dutch rules of civil procedure.

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(e)	Enforceability of the Indenture, including the Guarantee, and the Dutch Issuer Securities may be limited under the Sanction Act 1977 (Sanctiewet 1977) or otherwise by international sanctions.

(f)	To the extent that Dutch law applies, any provision that the holder of a Dutch Issuer Security will be treated as its absolute owner may not be enforceable under all circumstances.

(g)

To the extent that Dutch law applies, title to a Dutch Issuer Security may not pass if (i) the Dutch Issuer Security is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Dutch Issuer Security, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

(h)

(i)

To the extent that the terms of the Dutch Issuer Securities constitute general conditions within the meaning of article 6:231 BW, a holder of a Dutch Issuer Security may nullify (vernietigen) a provision therein if (i) the Dutch Issuer has not offered the holder a reasonable opportunity to examine the terms and conditions, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in article 6:236 BW is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Dutch Issuer Security is a natural person not acting in the conduct of a profession or trade.

(ii)	To the extent that the terms of the Guarantee are general conditions within the meaning of article 6:231 BW, paragraph 6(h)(i) applies accordingly in relation to each beneficiary of the Guarantee.

(i)

If any Dutch Issuer Security has been signed on behalf of the Dutch Issuer (manually or in facsimile) by a person who on the signing date is, but ceases to be before the date of the Dutch Issuer Security and its authentication and issue, a duly authorised representative of the Dutch Issuer, enforcement of the Dutch Issuer Security in a Dutch court may require that the holder of the Dutch Issuer Security submit a copy of the Indenture.

(j)	Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

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(k)

In proceedings in a Dutch court for the enforcement of the Indenture, including the Guarantee, and the Dutch Issuer Securities, the court may mitigate amounts due in respect of litigation and collection costs.

(l)

(i)

An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

(m)	We do not express any opinion on:

(i)	any specific terms of any Dutch Issuer Security (other than any terms set out in the Indenture); and

(ii)

(i) tax matters, (ii) anti-trust, state-aid or competition laws, (iii) financial assistance, (iv) sanctions laws, (v) in rem matters, (vi) any laws that we, having exercised customary professional diligence, could not be reasonably expected to recognize as being applicable to the Registration, the Indenture, including the Guarantee, or the Dutch Issuer Securities to which this opinion relates.

7	RELIANCE

(a)

This opinion is an exhibit to the Registration Statement and may be relied upon by Skadden, Arps, Slate, Meagher & Flom LLP for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

(b)	By accepting this opinion, each person accepting this opinion agrees that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

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(ii)

De Brauw’s liability in connection with this opinion is limited to the amount that is paid out in the specific case under De Brauw’s professional liability insurance, increased by the applicable deductible (eigen risico);

(iii)

the agreement in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to it;

(iv)	this opinion may be signed with an electronic signature. This has the same effect as if signed with a handwritten signature; and

(v)	the agreements in this paragraph 7 apply in addition to, and do not set aside, De Brauw’s terms and conditions of business.

(c)	The Dutch Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under the heading “5.2 Opinion of De Brauw Blackstone Westbroek N.V.” in the Registration Statement.

(d)

The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

(Signature page follows)

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Yours faithfully,

De Brauw Blackstone Westbroek N.V.

N.K. Biegman

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Annex 1 – Definitions

In this opinion:

“Brussels I Regulation” means Regulation (EU) No 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

“Companies” means the Dutch Issuer and the Guarantor.

“De Brauw” means De Brauw Blackstone Westbroek N.V., and “we”, “us” and “our” are to be construed accordingly.

“Dutch Issuer” means NXP B.V., with seat in Eindhoven, the Netherlands, Trade Register number 17070622, and in relation to this Company:

(a)

“Corporate Resolution” means a written resolution of its board (directie) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett, Timothy Shelhamer and Luc de Dobbeleer and each member of its management board individually and dated [18] March 2022;

(b)	“Board Certificate” means the certificate relating to the Dutch Issuer dated the date of this opinion attached to this opinion as Annex 3.

(c)	“Trade Register Extract” means a Trade Register extract relating to it provided by the Chamber of Commerce and dated 18 March 2022.

“Dutch Issuer Securities” means any Securities issued by the Dutch Issuer and includes, in relation to an issue of Dutch Issuer Securities and where the context permits, the Indenture.

“Dutch law” means the law directly applicable in the Netherlands.

“Electronic Signature” means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market, and Article 3:15a of the Dutch Civil Code.

“Foreign Issuers” means each of:

(a)	NXP Funding LLC, with seat in Wilmington, Delaware, USA; and

(b)	NXP USA, Inc., with seat in Wilmington, Delaware, USA.

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“Guarantee” means the form of guarantee as included in the Indenture.

“Guarantor” means NXP Semiconductors N.V., with seat in Eindhoven, the Netherlands, Trade Register number 34253298, and in relation to this Company:

(a)	“Board Regulations” means the rules governing the board of the Guarantor dated December 2020.

(b)

“Corporate Resolution” means a written resolution of its board (bestuur) including a power of attorney granted by it to each of William Betz, Jennifer Wuamett, Timothy Shelhamer and Luc de Dobbeleer dated 18 March 2022, adopted by the managing directors via Boardvantage or via email.

(c)	“Board Certificate” means the certificate relating to the Guarantor dated the date of this opinion attached to this opinion as Annex 2.

(d)	“Trade Register Extract” means a Trade Register extract relating to it provided by the Chamber of Commerce and dated 18 March 2022.

“Indenture” means the form of indenture for debt securities filed as exhibit 4.1 to the Registration Statement between the Dutch Issuer, the Foreign Issuers, the Guarantor and Deutsche Bank Trust Company Americas as trustee.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Lugano Convention” means the 2007 Lugano Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

“New York Court” means any federal or state court sitting in the Borough of Manhattan, the city of New York.

“New York Law” means the laws of the State of New York.

“Power of Attorney” means the power of attorney included in the resolution of the each Company’s management board referred to in the definition of “Corporate Resolution”.

“Preventive Restructuring Processes” means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).

“Registration” means the registration by the Dutch Issuer and Foreign Issuers of the Securities with the SEC under the Securities Act.

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“Registration Statement” means the registration statement on form S-3 dated 21 March 2022 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means any debt securities to be issued under the Registration Statement under the Indenture (including the full and unconditional guarantee by the Guarantor of the debt securities) from the date of this opinion and includes, where the context permits:

(a)	the Securities in all forms referred to in this opinion and any coupons, talons, and receipts pertaining to the Securities; and

(b)	in relation to an issue of Securities, the terms included in the Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trust Convention” means the 1985 Convention on the Law applicable to Trusts and their Recognition.

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